                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                       October 30, 2000 (October 26, 2000)


                       PRECISION OPTICS CORPORATION, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)



Massachusetts                               001-10647                           04-2795294
------------------                      ------------------                   ---------------
(State or other jurisdiction of           (Commission                         (I.R.S. Employer
of incorporation or organization)          File Number)                       Identification No.)


                 22 East Broadway, Gardner, Massachusetts 01440
         ---------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (978) 630-1800

Item 5.           Other Events.

On October 26, 2000, the Registrant issued the following press release announcing its operating results for the first quarter of fiscal year 2001 ended September 30, 2000:

             DWDM FILTER SALES DRIVE FIRST-QUARTER REVENUE GAINS AT
                          PRECISION OPTICS CORPORATION


GARDNER, MASSACHUSETTS - Precision Optics Corporation, Inc. (Nasdaq: POCI) today announced operating results on an unaudited basis for the first quarter of fiscal year 2001 ended September 30, 2000.

FIRST QUARTER OPERATING RESULTS


Revenues for the quarter were $888,299 compared to $716,885 for the same period in fiscal year 2000, an increase of 23.9%. Net loss was $435,990 compared to $452,301 last year. Basic and diluted loss per share was $0.04 versus $0.06 per share last year. The weighted average common shares outstanding were 10,396,241 compared to 7,354,262 for the same period last year.

The increase in revenues over last year's first quarter was driven by an increase of approximately $204,000 in sales of Dense Wavelength Division Multiplexer (DWDM) filters used in telecommunications systems.

DWDM filter sales were 22.8% of total revenues during the quarter ended September 30, 2000, reflecting a 29% increase sequentially over the quarter ended June 30, 2000.

Gross profit increased by approximately $17,000 over the corresponding quarter last year, but decreased as a percentage of revenues from 46.5% a year earlier to 39.4% in the current period. This decrease was due primarily to reduced sales of stereo endoscopes and cameras and higher fixed manufacturing costs such as depreciation, equipment rental, supplies and indirect labor, related to the ramp-up of DWDM capacity.

PRODUCT AND INFRASTRUCTURE DEVELOPMENT

Investments in research and development and capital equipment have accelerated in response to escalating demand in the telecommunications industry, with particular emphasis on improved, higher-capacity manufacturing processes for 200GHz filter production, and development and commercialization of 100 GHz filters. For the quarter ended September 30, 2000, research and development expenses were approximately $565,000 (up 45% from last year's first quarter), and capital equipment expenditures were approximately $301,000, up more than 70% from the same period last year. The Company is continuing to supply prototype 100 GHz filters to several potential customers for production evaluation and qualification purposes.

NEW OPTICAL THIN FILMS TECHNOLOGY CENTER

The Company continues to progress toward the planned occupancy of its new 37,000-square-foot Optical Thin Films Technology Center. This Gardner, Massachusetts facility will integrate the development and manufacturing of optical thin films for telecommunications and other applications. Certain existing production chambers will be transferred to the new facility by the end of calendar year 2000. New production chambers are currently scheduled to be installed in the new facility early in 2001 and be operational before June 30, 2001.

FISCAL YEAR 2001 OUTLOOK

Demand for the Company's DWDM filters and medical instruments is strong. Issues affecting near-term revenue growth include the Company's ability to improve manufacturing processes, yields and capacity for 200 GHz filter production, and completing development and commercialization of 100 GHz filters. Assuming success in these efforts, the Company anticipates sales in the range of $6 million to $8 million for fiscal year 2001. While the technological challenges are formidable, the Company believes it has the necessary resources to accomplish these goals.

ABOUT PRECISION OPTICS

Precision Optics Corporation provides high-quality optical thin film coatings used in a variety of applications including optical communications, microlithography, semiconductor processing, photomasks, and advanced imaging. The Company also produces several lines of optical systems and components, including laparoscopes, arthroscopes and other medical instruments, night-vision equipment, and other industrial optical systems.

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           FOR THE FIRST QUARTER ENDED
                           SEPTEMBER 30, 2000 AND 1999


                                                                                       --FIRST QUARTER--


                                                                                  2000                    1999
                                                                                 -------                 -------
                                                                               (UNAUDITED)             (UNAUDITED)

REVENUES                                                                        $888,299                $716,885

COST OF GOODS SOLD                                                               538,241                 383,686
                                                                            ------------            ------------

         Gross Profit                                                            350,058                 333,199

RESEARCH and DEVELOPMENT EXPENSES                                                565,172                 389,419

SELLING, GENERAL and
ADMINISTRATIVE EXPENSES                                                          447,517                 396,467
                                                                            ------------            ------------

         Total Operating Expenses                                              1,012,689                 785,886
                                                                            ------------            ------------

         Operating Loss                                                         (662,631)               (452,687)

INTEREST EXPENSE                                                                  (3,943)                 (5,824)

INTEREST INCOME                                                                  230,584                   6,210
                                                                            ------------            ------------

         Loss Before Provision
         For Income Taxes                                                       (435,990)               (452,301)

PROVISION FOR INCOME TAXES                                                             -                       -
                                                                            ------------            ------------

         Net Loss                                                            $  (435,990)             $ (452,301)
                                                                            ============            ============

BASIC AND DILUTED LOSS PER SHARE                                             $     (0.04)             $    (0.06)
                                                                            ============            ============

WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING                                                                 10,396,241               7,354,262
                                                                            ============            ============

               PRECISION OPTICS CORPORATION, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


                                                                      SEPTEMBER 30, 2000           JUNE 30, 2000
                                                                      ------------------          ---------------

CURRENT ASSETS
         Cash and Cash Equivalents                                          $16,944,359            $15,128,750
         Accounts Receivable, Net                                               462,019                638,299
         Inventories                                                          1,227,444              1,109,511
         Prepaid Expenses                                                       241,200                 70,807
                                                                           -------------         -------------
                  Total Current Assets                                       18,875,022             16,947,367
                                                                           -------------         -------------

PROPERTY AND EQUIPMENT                                                        6,069,808              5,768,913
         Less:  Accumulated Depreciation                                     (3,057,841)            (2,901,892)
                                                                           -------------         -------------
                Net Property and Equipment                                    3,011,967              2,867,021
                                                                           -------------         -------------
OTHER ASSETS                                                                    262,428                270,806
                                                                           -------------         -------------
TOTAL ASSETS                                                                $22,149,417            $20,085,194
                                                                           =============         =============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

TOTAL CURRENT LIABILITIES                                                      $675,351            $   756,414

CAPITAL LEASE OBLIGATION                                                         75,708                 88,175

STOCKHOLDERS' EQUITY
         Common Stock, $.01 par value-
              Authorized -- 20,000,000 shares
              Issued and Outstanding - 10,497,658 and
                 10,285,158 shares at September 30, 2000
                 and June 30, 2000, respectively                                104,977                102,852
         Additional Paid-in Capital                                          27,685,813             25,094,195
         Accumulated Deficit                                                 (6,392,432)            (5,956,442)
                                                                           -------------         -------------
                  Total Stockholders' Equity                                 21,398,358             19,240,605
                                                                           -------------         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $22,149,417            $20,085,194
                                                                           =============         =============

         Forward-looking statements contained in this news release, including those related to the Company's products under development, operation of the Company's production facilities, and revenue estimates, are made under "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could materially affect future results. Among these risk factors are general economic and business conditions and growth in the optical communications and medical product markets, the impact of competitive products and pricing, performance by the Company's vendors, availability of third-party components, cost and yields associated with production of the Company's optical communications and other products, the ability of the Company to successfully and in a timely manner complete product and process development efforts, and the other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including but not limited to, the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  PRECISION OPTICS CORPORATION, INC.



Date:  October 30, 2000           By: /s/ Jack P. Dreimiller
                                      ------------------------------
                                      Name:  Jack P. Dreimiller
                                      Title: Senior Vice President, Finance and
                                             Chief Financial Officer